AMENDED AND RESTATED BY-LAWS

OF

GREAT-WEST FUNDS, INC.

ARTICLE I

Offices

Section 1. Principal Executive Office. The principal executive office of the Corporation shall be at 8515 E. Orchard Road, City of Greenwood Village, and State of Colorado.

Section 2. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The Corporation shall not be required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended. If a meeting of the stockholders of the Corporation is required under the Investment Company Act of 1940, as amended, the meeting shall be designated as the annual meeting of stockholders for that year. An annual meeting of the stockholders of the Corporation for the election of directors in accordance with and as required by the provisions of these By-Laws and as otherwise required by statute, and for the transaction of such other business as may properly be brought before the meeting shall be held no later than one hundred twenty (120) days of the occurrence of the event requiring the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

Section 2. Special-Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, by the President, or upon the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

Section 3. Place of Meetings. Any annual or special meeting of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

Section 4. Notice of Meetings, Waiver of Notice. Notice of the place, date, and time of the holding of each annual or special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice that is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than one hundred twenty (120) days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section 5. Quorum. At all meetings of the stockholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting who are present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation or these By-Laws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock who are present in person or by proxy and who are entitled to vote may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board, if one has been designated by the Board, or in his absence or inability to act, the President, or in the absence or inability to act of both the Chairman of the Board and the President, any Vice-President, or any other designated officer shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

Section 8. Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for each full share and a fractional vote for each fractional share, standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article II or, if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

Except as otherwise provided by statute, the Articles of Incorporation, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action; provided that, if any action is required to be taken by the vote of a majority of the outstanding shares of all the stock or of any class of stock, then such action shall be taken if approved by the lesser of (i) 67 percent or more of the shares present at a meeting in person or represented by proxy, at which more than 50 percent of the outstanding shares are represented or (ii) more than 50 percent of the outstanding shares.

If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not more than ninety nor less than ten days before the date then fixed for the holding of any meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting number of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effort of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or of any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of and election of directors. Inspectors need not be stockholders.

Section 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the records of stockholders’ meetings: (i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

Board of Directors

Section 1. General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The number of directors initially shall be five (5) but such number may be changed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided; however, that the number of directors shall in no event be less than three (3). Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office before the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such reduction. Directors need not be stockholders but the Board of Directors shall be comprised of persons eligible to so serve under the Investment Company Act of 1940, as amended.

Section 3. Election and Term of Directors. Directors shall be elected by stockholders by written ballot at an annual meeting of stockholders or a special meeting held for that purpose in accordance with and as required by these By-Laws and as otherwise required by statute. The term of office of each director shall begin from the time of his election and qualification until his successor shall have been elected and shall have qualified, or, if earlier, the death, resignation, or removal as hereinafter provided in these By-Laws or as otherwise provided by statute or the Articles of Incorporation, of such director.

Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board, to the Chairman of the Board, to the President, or to the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal of Directors. Any director of the Corporation may be removed by the stockholders by a vote of a majority of the votes entitled to be cast on the matter at any meeting of stockholders, duly called and at which a quorum is present.

Section 6. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors, or from any other cause, shall be filled by a vote of the majority of the Board of Directors then in office even if such majority is less than a quorum. Any directors elected or appointed to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor shall have been chosen and shall have qualified or, if earlier, until the death, resignation, or removal, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation, of such director.

Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such a meeting.

Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time as may be determined by the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation, by the Chairman of the Board, or by the President.

Section 10. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally, by telephone, cable, or electronic transmission, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 11. Waiver-of-Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

Section 12. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, that the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation’s independent public accountants shall each require the affirmative vote of a majority of the directors who are not parties to any such contract or interested persons of any such party. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 13. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 14. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of the proceedings of the Board or committee.

Section 15. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

Section 16. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in these By-Laws and the current Prospectus of the Corporation filed from time to time with the Securities Exchange Commission and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

Section 17. Advisers and Experts. The directors who are not “interested persons” of the Corporation (as defined by the Investment Company Act of 1940, as amended) shall have the authority to hire employees and to retain advisers and experts, including independent legal counsel, at the expense of the Corporation, to the extent such directors deem necessary to carry out their duties.

ARTICLE IV

Committees

Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

(a) the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;

(b) the filling of vacancies on the Board of Directors;

(c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;

(d) the approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;

(e) the amendment or repeal of these By-Laws or the adoption of new By-Laws;

(f) the amendment or repeal of any resolution of the Board that by its terms may be amended or repealed only by the Board; and

(g) the declaration of dividends and the issuance of capital stock of the Corporation.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes of the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. Audit Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Audit Committee consisting of the directors who are not “interested persons” of the Corporation (as defined by the Investment Company Act of 1940, as amended), which committee shall have and may exercise the following powers and authority:

(a) recommend to Board of Directors the accounting firm to be selected by the Board or to be recommended by it for shareholder approval;

(b) act on behalf of the Board in meeting and reviewing with the independent auditors and appropriate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent auditors and report thereon to the Board of Directors;

(c) submit to the Board any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies.

The Audit Committee shall keep written minutes of its proceedings.

Section 3. Other Committees of the Board. The Board of Directors may from time to time, by resolution adopted by a majority of the entire Board, designate one or more other committees of the Board, each such committee to consist of such number of directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

Section 4. General. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting wholly or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

ARTICLE V

Officers, Agents and Employees

Section 1. Number and Qualifications. The officers of the Corporation shall be a President, who shall be a director of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. Such officers shall serve for one year and until his successor shall have been duly elected and shall have qualified or, if earlier, until the death, resignation, or removal, as hereinafter provided in these By-Laws or as otherwise provided by statute or the Articles of Incorporation, of such officer. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal of Officer, Agent, or Employee. Any officer, agent, or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal, or from any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 5. Compensation. The compensation, if any, of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

Section 6. Bonds or other Security. If required by the Board any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

Section 7. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those that the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefore; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

Section 10. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, of the committees of the Board, and of the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE VI

Indemnification

Each officer, director, employee, or agent of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the Corporation or its security holders to which such person would otherwise be subjected by reason of disabling conduct, consisting of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication on the merits by a court or administrative body that the person seeking indemnification was not liable by reason of such disabling conduct, indemnification shall be conditioned upon (i) the vote of a majority of directors who are neither “interested persons” of the Corporation (as defined in the Investment Company Act of 1940, as amended) nor parties to the proceeding or, in the event that no quorum of such directors is available or if the quorum of such directors so directs, (ii) the written opinion of independent legal counsel, in either case based upon a review of the facts, determining that the person to be indemnified was not liable by reason of such disabling conduct.

ARTICLE VII

Capital Stock

Section 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office at the date of issue.

Section 2. Books of Account and Record of Stockholders. There shall be kept at the principal executive office of the Corporation, or at such other place as the Corporation may deem necessary, correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and on the payment of all taxes thereon. Except as otherwise provided by law the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes including, without limitation, the rights to receive dividends or other distributions and to vote as such owner and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrants and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed, or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum as the Board may determine to be sufficient and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

Section 6. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion, or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights, or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights, or interests.

Section 7. Registered Owner of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

Section 8. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation’s By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

Section 9. Involuntary Redemption of Shares. Subject to policies established by the Board of Directors, the Corporation shall have the right to involuntarily redeem shares of its common stock if at any time the value of a stockholder’s investment in the Corporation is less than $500.

ARTICLE VIII

Seal

The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Maryland”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

Fiscal Year

Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December each year.

ARTICLE X

Depositories and Custodians

Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

Section 2. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

ARTICLE XI

Execution of Instruments

Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

Section 2. Sale or Transfer of Securities. Stock certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred, or otherwise disposed of subject to any limits imposed by Article XIV of these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President, the Treasurer, the Assistant Treasurer, the Secretary, or the Assistant Secretary.

ARTICLE XII

Independent Public Accountants

The firm of independent public accountants that shall sign or certify the financial statements of the Corporation that are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the stockholders in accordance with and to the extent required by the provisions of the Investment Company Act of 1940, as amended.

ARTICLE XIII

Annual Statement

The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each resort as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be available at the annual meeting of stockholders and be placed on file at the principal executive office of the Corporation, and if no annual meeting is held pursuant to Article II, Section 1, of these By-Laws, such annual statement shall be placed on file at the principal executive office of the Corporation within 120 days after the end of the Corporation’s fiscal year . Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation’s income and expenses for the period from the end of the Corporation’s preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

ARTICLE XIV

Fundamental Policies

Section 1. Policies Applicable to All Portfolios.

(a) It is the fundamental policy of the Corporation to follow the investment objectives that are set forth in the Prospectus contained in the Registration Statement of the Corporation at the time such Registration Statement initially was declared effective.

(b) It is the fundamental policy of the Corporation not to:

1.

(a) Invest more than 15% of its total assets (taken at market value at the time of each investment) in the obligations (excluding repurchase agreements) of any one bank, or invest more than 5% of such assets in the securities (other than United States Government or government agency securities) of any one issuer other than a bank (but including repurchase agreements with any one bank); and

(b) Purchase more than either (i) 10% in principal amount of the outstanding debt securities of an issuer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to securities issued or guaranteed by the United States government or its agencies, bank money instruments or bank repurchase agreements.

2.

Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry; utilities will be divided according to their services: for example, gas, gas transmission, electric and telephone each will be considered a separate industry for purposes of this restriction. Provided that this limitation shall not apply to the purchase of obligations or guaranteed by the United States Government, its agencies or instrumentalities, certificates of deposit issued by banks, and bankers’ acceptances.

3.	Alone, or together with any other investor, make investments for the purpose of exercising control over, or management of, any issuer.

4.

Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization, or by purchase in the open market of securities of closed-end investment companies where no underwriter or dealer’s commission or profit, other than customary broker’s commission, is involved, and only if immediately thereafter not more than 10% of the Corporation’s total assets, taken at market value, would be invested in such securities.

5.

Purchase or sell interests in oil, gas, or other mineral exploration or development programs, commodities, commodity contracts or real estate, except that the Corporation may purchase securities of issuers which invest or deal in any of the above.

6.

Purchase any securities on margin (except that the Corporation may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities) or make short sales of securities or maintain a short position.

7.

Make loans, except as provided in (8) below and except through the purchase of obligations in private placements (the purchase of publicly-traded-obligations not being considered the making of a loan).

8.

Lend the portfolio securities of the Corporation in excess of 20% of its total assets taken at market value at the time of the loan, nor make any loan of any portfolio securities if such loan is at variance with the guidelines set forth in the currently effective prospectus.

9

Issue senior securities, or borrow amounts in excess of 10% of its total assets, taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes.

10.

Mortgage, pledge, hypothecate, or in any manner transfer, as security for indebtedness, any securities owned or held by the Corporation except as may be necessary in connection with borrowings mentioned in (9) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of its total assets, taken at market value at the time thereof. In order to comply with certain state statutes, the Corporation will not, as a matter of operating policy, mortgage, pledge, or hypothecate its portfolio securities to the extent that at any time the percentage of the value of pledged securities will exceed 10% of the value of its shares.

11.	Underwrite securities of other issuers except insofar as the Corporation may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

12.	Write, purchase or sell puts, calls, or combinations thereof.

13.

Invest in securities of foreign issuers if at the time of acquisition more than 10% of its total assets, taken at market value at the time of the investment, would be invested-in such securities. However, up to 25% of the total assets of the Corporation may be invested in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on the New York Stock Exchange, or on a major Canadian exchange.

Section 2. Additional Portfolios. If at any time the Fund establishes more than one Portfolio, it shall be the fundamental policy of the Corporation to follow the respective investment objectives for each Portfolio as set forth in the Prospectus contained in the Registration Statement of the Corporation as may be filed with respect to such Portfolios, at the time such Registration Statement initially is declared effective. It shall also be the fundamental policy of the Corporation to observe the restrictions and limitation set forth in Section 1(b) of this Article with regard to each Portfolio on an individual basis.

ARTICLE XV

Amendments

These By-Laws or any of them may be amended, altered, or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration, or repeal be contained in the notice of such special meeting. These By-Laws, or any of them except Article XIV hereof, may also be amended, altered, or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors. The By-Laws, or any of them, set forth in Article XIV may be amended, altered, or repealed only by the vote of majority of the outstanding shares of stock of the Corporation, at any annual or special meeting of the stockholders, the notice of which contains the proposed amendment, alteration, or repeal.

ARTICLE XVI

Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or the Articles of Incorporation or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the U.S. District Court for the District of Colorado or the Eighteenth Judicial District of the State of Colorado (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be (a) deemed to have notice of and consented to the provisions of this Article, and (b) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article.

If any Covered Action is filed in a court other than the U.S. District Court for the District of Colorado or the Eighteenth Judicial District of the State of Colorado (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the U.S. District Court for the District of Colorado or the Eighteenth Judicial District of the State of Colorado in connection with any action brought in any such courts to enforce the first paragraph of this Article (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article (including, without limitation, each portion of any sentence of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.